EXHIBIT 8.2

November 26, 2003

Webzen Inc.

Daelim Acrotel Building 6th Floor

467-6 Dogok-dong, Kangnam-ku

Seoul, Korea 135-971

Ladies and Gentlemen:

We are acting as United States counsel for Webzen Inc., a corporation organized under the laws of the Republic of Korea (the “Company”), in connection with the Registration Statement on Form F-1 (the “Registration Statement”) (File No. 333-110321) filed with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), the offering by the Company of common shares, par value (Won)500 per share (the “Shares”), in the form of American Depositary Shares (the “ADSs”), each representing one-tenth of a Share. We have examined such matters of fact and law as we have deemed necessary or advisable for the purpose of this opinion.

On the basis of the foregoing, we confirm that the discussion in the prospectus constituting part of the Registration Statement under the caption “Taxation—U.S. federal income tax considerations,” insofar as it relates to U.S. federal income tax matters, is the opinion of Davis Polk & Wardwell and, subject to the conditions and limitations set forth therein, sets forth the material U.S. federal income tax considerations of general application to U.S. holders of the ownership and disposition of the Shares or ADSs.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States of America. In expressing our opinion herein, we have relied as to all matters of Korean law upon the opinion of Hanol Law Offices, Korean counsel to the Company, which has been filed as an exhibit to the Registration Statement. Our opinion is, insofar as such law is concerned, subject to the assumptions, qualifications and exceptions contained in such opinion.

Webzen Inc.	November 26, 2003

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement (and to any related supplemental Registration Statement which may be filed pursuant to Rule 462(b)) and to the reference to our name under the caption “Taxation” in the Registration Statement. In giving this consent we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Davis Polk & Wardwell

Davis Polk & Wardwell

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